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                                                                    EXHIBIT 16.1

                    [LETTERHEAD OF CIULLA, SMITH & DALE, LLP]


May 16, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         We have read paragraphs (i) through (v) of Item 4 of Tecumseh Products Company's Current Report on Form 8-K dated May 12, 2003, and we agree with the statements made therein.



  /s/ CIULLA, SMITH & DALE, LLP
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Ciulla, Smith & Dale, LLP
Certified Public Accountants